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               Section 240.14a-101  Schedule 14A.
          Information required in proxy  statement.
                 Schedule 14A Information
   Proxy Statement Pursuant to Section 14(a) of the Securities
                      Exchange Act of 1934
                        (Amendment No.  )
Filed by the Registrant [ ]
Filed by a party other than the Registrant [X]
Check the appropriate box:
[ ]  Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[ ]  Definitive Proxy Statement
[X]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section
     240.14a-12

                    REXENE CORPORATION
 .................................................................
     (Name of Registrant as Specified In Its Charter)

        GUY P. WYSER-PRATTE AND SPEAR, LEEDS & KELLOGG
 .................................................................
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):
[X]  No fee required
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
           and 0-11

     (1) Title of each class of securities to which transaction applies:


     ............................................................

     (2) Aggregate number of securities to which transaction applies:


     .......................................................

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):


     .......................................................

     (4) Proposed maximum aggregate value of transaction:


     .......................................................

     (5)  Total fee paid:


     .......................................................

[ ]  Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

          (1) Amount Previously Paid:


          .......................................................

          (2) Form, Schedule or Registration Statement No.:


          .......................................................

          (3) Filing Party:


          .......................................................

          (4) Date Filed:


          .......................................................

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CONTACT:
--------
Stanley J. Kay, Jr.
MacKenzie Partners, Inc.

212/929-5940

FOR IMMEDIATE RELEASE:
----------------------

  LEADING PROXY ADVISORY FIRM SUPPORTS WYSER-PRATTE/SPEAR LEEDS EFFORT TO POSTPONE REXENE APRIL 30 SPECIAL MEETING TO MAY 22.

NEW YORK, NEW YORK, APRIL 28, 1997 -- Wyser-Pratte & Co., Inc. and Spear, Leeds & Kellogg announced today that Institutional Shareholder Services, Inc. (ISS) issued an alert on Friday, April 25 recommending that its clients vote their proxies to postpone the April 30 Special Meeting of Rexene Corporation (NYSE:
RXN) shareholders to May 22.

The ISS report stated, "We believe it would not be productive to convene the special meeting on April 30, but to postpone it to give shareholders an opportunity to evaluate this recent development and the forthcoming negotiations. We concur with Wyser-Pratte's suggested recommencement date of May 22 and its proposed extension of the Dutch auction deadline."

As previously announced, Wyser-Pratte and Spear, Leeds asked Rexene management on April 25 to postpone the special meeting in reaction to events last week in which Huntsman Corporation agreed to sign a standard confidentiality/standstill agreement in order top begin due diligence in anticipation of a formal merger agreement to purchase Rexene at $16 per share. Wyser-Pratte and Spear, Leeds will also solicit proxies only to postpone the special meeting and has suspended its efforts to replace the Rexene Board or to pass its bylaw proposals. They have also asked shareholders to withhold or abstain on those issues.

In an April 25 letter to shareholders, Wyser-Pratte and Spear, Leeds said, "To make an informed decision about Rexene's future, shareholders first need to know the outcome of the Huntsman negotiations. . . The prospect of facing a shareholder meeting in late May will keep maximum pressure on the Board to reach an agreement with Huntsman. . . If Rexene and Huntsman come to terms in the next month we will have no need to proceed with our proxy effort to replace the Board and we will simply withdraw our solicitation."

                                    - more -


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Wyser-Pratte/Spear, Leeds
April 28, 1997
Page Two

On Saturday, April 26, Wyser-Pratte expressed new GOLD STRIPED proxy cards, which contain the proposal to postpone the meeting, to shareholders owning approximately 75% of Rexene's outstanding shares. Shareholders are reminded that if they do not receive a new GOLD STRIPED proxy card, they may still use an unmarked original GOLD proxy card. All proxies -- whether GOLD or GOLD STRIPED -- given to Wyser-Pratte will be used only to vote FOR the postponement, to withhold on the Wyser-Pratte nominees and to abstain on the Wyser-Pratte bylaw proposals.

Shareholders who are not prepared to vote to support the Wyser-Pratte slate and bylaw proposals at the present time are encouraged to give their proxy to Wyser-Pratte to be used to support the proposal to postpone the special meeting.

ISS based in Bethesda, Maryland, is a leading independent advisor to several hundred institutional investors and provides voting recommendations for proxy contests, corporate governance proposals and other shareholder related issues.

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